                                                              Exhibit 99.B(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Directors
ING Series Fund, Inc:

We consent to the use of our reports dated July 16, 2004 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                                            /s/ KPMG LLP


Boston, Massachusetts
September 27, 2004